Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement on Form S-3 of LTX-Credence Corporation of our report dated July 26, 2013 relating to the audited combined financial statements of Everett Charles Technologies attached as Exhibit 99.1 to the Current Report on Form 8-K/A of LTX-Credence Corporation dated December 2, 2013. We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

April 3, 2014